EXHIBIT 10.1


                            CLINICAL TRIAL AGREEMENT
                            ------------------------

         This Clinical Trial Agreement (this "Agreement") is entered into effective as of December 5, 2003 (the "Effective Date"), by and between Medical Nutrition USA, Inc. (the "Company"), on the one hand, and ______________________ and _____________, on the other hand.

         WHEREAS, the Company is in the business, inter alia, of developing its own branded nutritional supplement called Pro-Stat(TM), which is an enzymatic hydrolyzed protein supplement used to treat unintended weight loss, malnutrition and pressure ulcers, by producing high absorption and assimilation to replenish depleted protein stores (collectively, with any and all enhancements or derivatives, the "Product");

         WHEREAS, the Company is in the process of securing a patent for the use of the Product for the treatment of pressure ulcers; and

         WHEREAS, _______ and _______ desire to participate in the patent application process and cooperate with the Company with respect to the same on the terms set forth herein.

         NOW, THEREFORE, in consideration of the following covenants and undertakings, the foregoing premises (incorporated herein) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

    1.   Product Development.
         --------------------

         1.1. Company Obligations. The Company agrees to use commercially reasonable efforts to continue to pursue a patent, relating to the Product, for the treatment of pressure ulcers on a schedule that is consistent with sound and reasonable business practices and judgment. Such efforts include, but are not limited to, managing, planning and implementing all activities required to secure the patent (including implementing a clinical development program which provides for clinical trials of the Product on sufficient numbers of patients to establish its safety and efficacy for the desired claims and indications (the "Clinical Trial")).

         1.2. ______ and _______ Obligations. ______ and _____ shall use commercially reasonable efforts to assist the Company in the completion of the Clinical Trial and, as may be necessary, with the publication and dissemination of the Clinical Trial results. In addition, ----- shall consider, subject to a proposal acceptable to _____, having an entity, as determined by ______, issue a non-recourse grant to fund a wound care clinical trial for the Product, the results of which may be sufficient to allow the Company to apply for another patent, relating to the Product, for the treatment of wounds.

    2.   Financial Matters.
         ------------------

         2.1. Development Capital. On the Effective Date the Company shall receive Product development capital in the form of a Two Hundred Thousand Dollar ($200,000) loan from _____ and a Fifty Thousand Dollar ($50,000) loan from _____ (collectively the "Development Capital"). Unless otherwise agreed to in writing by the parties, the Company shall use the Development Capital solely to pay for costs incurred in connection with the Clinical Trial.

         2.2. Notes. The Development Capital loans shall be evidenced by convertible promissory notes (the "Notes") issued by the Company in favor of ______ and ______. The Notes shall accrue simple interest at a rate tied to the increase in projected Product sales resulting from the publication and dissemination of the Clinical Trial results as follows: For every one percent (1%) increase in actual Product sales over the $9,043,000 in projected sales for the period commencing July 1, 2004 and ending on July 1, 2005 (the "Sales Period"), the Notes will accrue one half percent (1/2%) simple interest up to a maximum of ten percent (10%) simple interest per annum. By way of example, if
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actual Product sales for the Sales Period exceed the projected sales by sixteen percent (16%), the Notes would accrue simple interest at the rate of eight percent (8%) per annum. Interest (if any) will accrue from the date of issuance of the Notes through and including the first to occur of the Maturity Date (as defined below) or the date on which the Notes are converted into shares of Common Stock of the Company. Unless previously converted as described below, the entire unpaid balance of principal and all accrued and unpaid interest (if any) on the Notes shall be due and payable in a single installment on the third (3rd) anniversary of the Effective Date (the "Maturity Date"). The outstanding principal balance of the Notes, and the accrued and unpaid interest thereon, may be converted at any time prior to the Maturity Date, at the option of ______ or ______, as the case may be, into shares of Common Stock of the Company at a conversion price per share equal to $2.25. The Notes shall be substantially in the form attached hereto as Exhibit A.

    3.   Warrants. As further consideration for the Development Capital, on
         ---------
the Effective Date the Company shall issue to (a) ______ a warrant to purchase up to 88,889 shares of Common Stock of the Company and (b) ______ a warrant to purchase up to 22,222 shares of Common Stock of the Company. The warrants shall have an exercise price per share equal to $3.00. The warrants shall be exercisable for a period of three (3) years following the date of issuance, shall contain customary terms and conditions and shall be in substantially the form attached hereto as Exhibit B.

    4.   Ownership of Product Technology and Intellectual Property Rights
         ----------------------------------------------------------------
         therein; Confidentiality.
         -------------------------

         4.1. ______ and ______ hereby agree that the Product, any and all improvements, enhancements, and modifications thereto, and any and all technology that is conceived, created or first fixed in a tangible medium, first made, first used or first reduced to practice relating thereto shall be the sole and exclusive property of, and title shall vest in, the Company. ______ and ______ further agree that the Company shall own any and all intellectual property rights in the Product, whether or not the same is patentable, copyrightable, or susceptible to any other form of legal protection.

         4.2. Other than expressly provided for herein and in furtherance of the transactions set forth hereunder, neither ______ nor ______ shall use, or induce or permit others to use, the Company's confidential and/or proprietary information for any other purpose whatsoever, nor, at any time, take or induce any action, or suffer any inaction, inconsistent with or tending to diminish or impair the rights of the Company in and to the same. ______ and ______ hereby covenant and agree that they will at all times hold all of the Company's confidential and proprietary information in absolute and strict confidence.

    5.   Miscellaneous.
         --------------

         5.1. Notices. All notices under this Agreement shall be in writing, signed by an officer of the party serving such notice, postage prepaid, sent by personal delivery, overnight mail, or facsimile transmission, addressed to the parties at the parties' respective addresses set forth on the signature page of this Agreement, or such other address of which a party may notify the others in accordance with this paragraph. Notices will be deemed given when sent.

         5.2. Assignment. This Agreement may be assigned by the parties upon written notice. This Agreement shall be binding upon and __________ inure to the benefit of the parties, their successors and assigns.

         5.3. Entire Agreement. This Agreement is the full, final and complete expression and codification of the parties' agreement on the subjects hereof (including all past practices and courses of dealing), and supersedes any and all prior and contemporaneous agreements and understandings. No other agreements, oral or otherwise, on the subjects hereof shall be deemed to exist or to bind any of the parties hereto.

         5.4. Modification and Waiver. This Agreement may not be modified and none of its terms may be waived, except in writing signed by the parties. To the extent that any term in any document, other than a writing signed by the parties that expressly purports to amend this Agreement, is contrary to or conflicts


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with this Agreement, the terms of this Agreement shall control. A waiver by a party of any default shall not be deemed a waiver of a prior or subsequent default of the same or other provisions of this Agreement. The failure of a party to enforce, or the delay by a party in enforcing, any of its rights, shall not be deemed a continuing waiver or a modification of this Agreement.

         5.5. Survival of Covenants. Subject to the provisions hereof, the covenants contained herein which by their terms require performance by the parties after termination of this Agreement shall be enforceable notwithstanding termination of this Agreement for any reason whatsoever.

         5.6. Severability. If any part of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, it shall not affect the validity or enforceability of the remainder of this Agreement, unless this Agreement so construed fails to meet the essential business purposes of the parties as manifested herein.

         5.7. Governing Law and Interpretation. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives to be effective as of the date and year first above written.


                                        Medical Nutrition USA, Inc.

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                                        By:
                                           ------------------------------------
                                        Print Name:
                                                   ----------------------------
Address:                                Title:
        ---------------------------           ---------------------------------
                                        Address:  10 West Forest Avenue
Facsimile: (   )    -                             Englewood, NJ 07631
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                                        Facsimile: (201) 569-3224

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Address:
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Facsimile: (   )    -
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                                    Exhibit A
                                      Note






                                Exhibit A-Page 1
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                                    Exhibit B
                                     Warrant






                               Exhibit B - Page 1